ADDENDUM TO FACTORING AGREEMENT

This is an addendum to the original Factoring Agreement dated April 25, 2005 (the “Original Agreement”) between World AM, Inc., a Nevada corporation (the “Client”) and JJ Ellis, LLC, a Florida limited liability corporation (the “Factor”).

This addendum to the Original Agreement is necessary to assist the Client with contract funding specific to the Bechtel Nevada Contract (“Bechtel Agreement” - see Exhibit C) which the Client has been awarded. All terms of the original agreement remain in force and unchanged unless specified in Section 1 of this document below (Changes to the Original Agreement). All terms and conditions specific for the Bechtel Agreement included below in Section 2 of this document are additive and will supersede the Original Agreement in the case of funding the Bechtel Agreement only. All future customers unless specified in a future amendment will follow the terms and conditions set forth in the Original Agreement and subsequent amendments.

1. Changes to the Original Agreement:

In consideration for promptly providing funds at a higher risk then normal, Factor shall receive an additional $30,000.00 dollars in warrants. Section 1 part (g) of the original agreement shall be amended to state the following:

Upon signing this Agreement, Client shall pay to Factor a one-time Factoring and documentation origination fee $2,500 payable in equivalent free trading stock and Warrants to purchase shares $55,000.00 of Clients common stock for a period of three years. The number of Warrants to be received by Factor shall be determined by dividing $55,000 by the lesser of a 20% discount on the bid price on the day of execution or the lowest reported bid price of the Clients common stock during a 365 day period following the date of this agreement (the “Pricing Period”). If the Factor wishes to exercise the warrants prior to the termination of the Pricing Period, then the number of warrants received will be calculated based on the lesser of the lowest reported bid price of the Clients Common Stock since the date of this agreement or a 20% discount on the bid price on the day of execution. The warrants will have a cashless exercise provision

2. Terms and Conditions Specific for the Bechtel Agreement (see exhibit C) only:

Factor will provide Client with contract funding of $33,000.00 on August 9, 2005 (“Factor Date”) based on purchase orders from the Bechtel Agreement that will yield invoices that total over $130,000.00 in revenue for Client. Client will provide Purchase Orders From Bechtel Nevada, any third party invoices for materials from suppliers, bills of lading for completed product, and copies of Client invoices to Bechtel Nevada as generated for the Bechtel Agreement. Factor will receive a fee for the contract funding from the Factor Date based on the table below:

Factor Fee Table

0 to 30 Days from Factor Date	30 to 60 Days from Factor Date	60 to 90 Days from Factor Date
2.5%	4%	5%

Interest on unpaid balance will accrue at 18% annum calculated daily from the 91st day from Factor Date until full payment has been effected.

As payment is received for invoices for each purchase order and invoice for the Bechtel Agreement, Client will immediately notify Factor and after receiving the appropriate invoice from the Factor for the principle, factor fee, administrative fee, and miscellaneous costs as defined in the Original Agreement. Client will immediately remit to Factor the appropriate factor fee and return of principle.

As stated in the Original Agreement, Factor will also receive a 2% admin fee. This fee will be equal to 2% of the funding provided to Client or $660.00.

Factor will withhold all funds received for Factor Transaction ID# 1002 and 1003 due to Client until payment in full is received as defined for contract funding provided for the all purchase orders to factor for the Bechtel Agreement (see Exhibit C). Upon payment in full for the contract funding for the Bechtel Agreement, Factor will promptly release all funds due to Client.

Client:	Factor:
World AM, Inc.	JJ ELLIS, LLC

By: /s/ James Alexander	By: /s/ G. Raymond Pironti, Jr.
Name: James Alexander	Name: G. Raymond Pironti, Jr.
Title: President and CEO	Title: Managing Partner

Date: August 8, 2005	Date: August 8, 2005

AMENDMENT TO THE ADDENDUM TO FACTORING AGREEMENT

This document is an Amendment to the Addendum to Factoring Agreement executed on August 8, 2005 (the “Addendum” - see Exhibit A) between World AM, Inc., a Nevada corporation (the “Client”) and JJ Ellis, LLC, a Florida limited liability corporation (the “Factor”). The effective date of this Amendment is October 7, 2005.

This Amendment is necessary to provide the Client with additional funding specific to the Bechtel Nevada Contract identified in the Addendum as Exhibit C. All the terms of the Original Agreement and Addendum remain in force and unchanged unless specified below.

A.	Section one titled “1. Changes to the Original Agreement:” of the Addendum is revised to state the following:

In consideration for promptly providing funds at a higher risk then normal, Factor shall receive an additional $35,000.00 dollars in warrants. Section 1 part (g) of the original agreement shall be amended to state the following:

Upon signing this Agreement, Client shall pay to Factor a one-time Factoring and documentation origination fee $2,500 payable in equivalent free trading stock and Warrants to purchase shares $60,000.00 of Clients common stock for a period of three years. The number of Warrants to be received by Factor shall be determined by dividing $60,000 by the lesser of a 20% discount on the bid price on the day of execution or the lowest reported bid price of the Clients common stock during a 365 day period following the date of this agreement (the “Pricing Period”). If the Factor wishes to exercise the warrants prior to the termination of the Pricing Period, then the number of warrants received will be calculated based on the lesser of the lowest reported bid price of the Clients Common Stock since the date of this agreement or a 20% discount on the bid price on the day of execution. The warrants will have a cashless exercise provision.

B.	Section 2 titled “2. Terms and Conditions specific for the Bechtel Agreement (see exhibit C) only”; The first bullet point paragraph of this section is amended to state the following:

Factor will provide Client with contract funding of $43,000.00 on August 9, 2005 (“Factor Date”) based on purchase orders from the Bechtel Agreement that will yield invoices that total over $130,000.00 in revenue for Client. Client will provide Purchase Orders from Bechtel Nevada, any third party invoices for materials from suppliers, bills of lading for completed product, and copies of Client invoices to Bechtel Nevada as generated for the Bechtel Agreement. Factor will receive a fee for the contract funding from the Factor Date based on the table below:

Factor Fee Table

0 to 30 Days from Factor Date	30 to 60 Days from Factor Date	60 to 90 Days from Factor Date
2.5%	4%	5%

C.	Section 2 titled “2. Terms and Conditions specific for the Bechtel Agreement (see exhibit C) only”; The forth bullet point paragraph of this section is amended to state the following:

As stated in the Original Agreement, Factor will also receive a 2% admin fee. This fee will be equal to 2% of the funding provided to Client or $860.00.

ALL OTHER TERMS AND CONDITIONS OF THE ADDENDUM REMAIN IN FULL FORCE AND EFFECT.

THIS AMENDMENT is executed by the persons signing below who warrant that they have the authority to execute this Amendment under the original Factoring Agreement

IN WITNESS WHEREOF, the CLIENT and the FACTOR have signed this Amendment.

Client:	Factor:
World AM, Inc.	JJ ELLIS, LLC

By: /s/ James Alexander	By: /s/ G. Raymond Pironti, Jr.
Name: James Alexander	Name: G. Raymond Pironti, Jr.
Title: President and CEO	Title: Managing Partner

Date: October 7, 2005	Date: October 7, 2005